                                                                     Exhibit 1.1








                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)


                 1,132,420 Common Shares of Beneficial Interest

                           (Par Value $0.04 Per Share)




                             UNDERWRITING AGREEMENT













Dated: April 23, 1998

                                TABLE OF CONTENTS

UNDERWRITING AGREEMENT............................................................................................1

         SECTION 1.          Representations and Warranties.......................................................3
                  (a)        Representations and Warranties by the Company........................................3
                             (i)     Incorporated Documents.......................................................3
                             (ii)    Compliance with Registration Requirements....................................3
                             (iii)   No Material Adverse Change in Business.......................................3
                             (iv)    Good Standing of the Company.................................................4
                             (v)     Qualification as a REIT......................................................4
                             (vi)    Good Standing of the Operating Partnership...................................4
                             (vii)   Good Standing of Subsidiaries................................................5
                             (viii)  Capitalization...............................................................5
                             (ix)    Authorization of Common Shares...............................................5
                             (x)     Absence of Conflicts and Defaults............................................5
                             (xi)    Authorization of this Underwriting Agreement.................................6
                             (xii)   Absence of Proceedings.......................................................6
                             (xiii)  No Violations or Defaults....................................................6
                             (xiv)   Accuracy of Certain Descriptions.............................................7
                             (xv)    Investment Company Act.......................................................7
                             (xvi)   Independent Public Accountants...............................................7
                             (xviii) Title to Property............................................................7
                             (xix)   Environmental Laws...........................................................8
                             (xx)    No Stabilizing Actions.......................................................9
                  (b)        Officer's Certificates...............................................................9

         SECTION 2.          Sale and Delivery to the Underwriter; Closing........................................9
                  (a)        Securities...........................................................................9
                  (b)        Payment..............................................................................9
                  (c)        Denominations; Registration.........................................................10

         SECTION 3.          Covenants of the Company............................................................10
                  (a)        Delivery of Registration Statements.................................................10
                  (b)        Delivery of Prospectus..............................................................10
                  (c)        Continued Compliance with Securities Laws...........................................10
                  (d)        Rule 158............................................................................11
                  (e)        Use of Proceeds.....................................................................11
                  (f)        Listing.............................................................................11

         SECTION 4.          Payment of Expenses.................................................................11
                  (a)        Expenses. ..........................................................................11


                  (b)        Termination of Agreement............................................................12

         SECTION 5.          Conditions of Underwriter's Obligations.............................................12
                  (a)        Effectiveness of Registration Statement.............................................12
                  (b)        Opinions of Counsel for the Company.................................................12
                  (c)        Opinion of Special Maryland Counsel for the Company.................................12
                  (d)        Opinion of Counsel for the Underwriter..............................................12
                  (e)        Officers' Certificate...............................................................13
                  (f)        Accountant's Comfort Letter.........................................................13
                  (g)        Bring-down Comfort Letter...........................................................13
                  (h)        Approval of Listing.................................................................13
                  (i)        Additional Documents................................................................13
                  (j)        Termination of Agreement............................................................14
                  (k)        Trust Registration Statement........................................................14

         SECTION 6.          Indemnification.....................................................................14
                  (a)        Indemnification of Underwriter......................................................14
                  (b)        Indemnification of Company, Operating Partnership, Trustees,
                             Partners and Officers...............................................................15
                  (c)        Actions against Parties; Notification...............................................15
                  (d)        Settlement without Consent if Failure to Reimburse..................................16

         SECTION 7.          Contribution........................................................................16

         SECTION 8.          Representations, Warranties and Agreements to Survive Delivery......................17

         SECTION 9.          Termination of Agreement............................................................18
                  (a)        Termination; General................................................................18
                  (b)        Liabilities.........................................................................18

         SECTION 10.         Notices.............................................................................18

         SECTION 11.         Parties.............................................................................18

         SECTION 12.         GOVERNING LAW AND TIME..............................................................19

         SECTION 13.         Effect of Headings..................................................................19


         SCHEDULES
                  Schedule A  -  Pricing Information........................................................Sch A-1


         EXHIBITS
                  Exhibit A - Form of Opinion of Company's Counsel..............................................A-1
                  Exhibit B - Form of Opinion of Special Maryland Counsel to the Company........................B-1

                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)

                 1,132,420 Common Shares of Beneficial Interest

                           (Par Value $0.04 Per Share)


                             Underwriting Agreement

                                                                  April 23, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of the number of Common Shares of Beneficial Interest, par value $0.04 per share, of the Company ("Common Shares") set forth above. The aforesaid 1,132,420 Common Shares to be purchased by the Underwriter are hereinafter called the "Securities".

         The Underwriter intends to deposit the Securities with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), for which Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as sponsor and depositor, in exchange for units in the Trust.

         The Company is advised by you that the Underwriter proposes to deposit the Securities with the trustee of the Trust in exchange for units in the Trust (the "Offering") as soon after the execution and delivery hereof as in the judgment of the Underwriter is advisable.

         The Company has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements on Form S-3, including a prospectus relating to the Common

Shares and other securities of the Company for the registration of such securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements have been declared effective by the Commission. A prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared and will be filed in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424(b), is hereinafter called the "Prospectus Supplement." Such registration statements, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto, and schedules thereto, if any, are hereinafter called the "Registration Statement" and the basic prospectus included therein and relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is hereinafter called the "Prospectus", except that if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described," "discussed" or "set forth" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         For purposes of this Agreement, unless the context requires otherwise, all references to "subsidiaries" shall include corporations in which the Company owns all of the outstanding preferred stock and none of the common equity ("Preferred Stock Affiliates").

         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof and agrees with the Underwriter, as follows:

                  (i) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus, in each case as amended or supplemented, relating to such Common Shares;

                  (ii) Compliance with Registration Requirements. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Prospectus as amended or supplemented relating to such Common Shares;

                  (iii) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has not been any change in the capitalization or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, and (B) except for regular dividends on the Company's common shares or preferred shares, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its shares of beneficial interest;

                  (iv) Good Standing of the Company. The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland in good standing with the State Department of Assessments and Taxation of Maryland, with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole;

                  (v) Qualification as a REIT. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and currently intends to operate in a manner which allows the Company to continue to meet the requirements for taxation as a REIT under the Code;

                  (vi) Good Standing of the Operating Partnership. Vornado Realty L.P. (the "Operating Partnership") has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership; all of the issued and outstanding limited partnership interests of the Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable; the Company is the sole general partner of, and owned an approximately 91.1% limited partnership interest in, the Operating Partnership as of April 22, 1998;

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company, other than the Operating Partnership, which is covered in paragraph (v) above, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary (other than Preferred Stock Affiliates) has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole and except as dis-closed in the Prospectus;

                  (viii) Capitalization. As of April 22, 1998, the Amended and Restated Declaration of Trust, as amended, of the Company authorized the issuance of up to 290,000,000 shares, consisting of (A) 125,000,000 Common Shares, of which 82,191,005 Common Shares were issued and outstanding (excluding Common Shares issuable upon the exercise of outstanding options, the redemption of outstanding units of the Operating Partnership and the conversion of outstanding $3.25 Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share ("Series A Convertible Preferred Shares")),
         (B) 20,000,000 preferred shares of beneficial interest, no par value per share, of which 5,789,315 Series A Convertible Preferred Shares were issued and outstanding, and (C) 145,000,000 excess shares of beneficial interest, par value $0.04 per share, of which none were issued and outstanding; all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

                  (ix) Authorization of Common Shares. The Common Shares have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will be duly and validly issued and fully paid and nonassessable; the Common Shares conform to the description thereof contained in the Registration Statement under the caption "Description of Shares of Beneficial Interest" and the Securities will conform to the description thereof contained in the Prospectus under the caption "Description of Shares of Beneficial Interest" as amended or supplemented with respect to such Securities;

                  (x) Absence of Conflicts and Defaults. The issue and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust action and, except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Declaration of Trust, as amended, or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Common Shares or the consummation by the Company of the transactions contemplated by this Agreement or any over-allotment option, except such as have been, or will have been prior to the Closing Time, obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriter;

                  (xi) Authorization of this Underwriting Agreement. This Agreement has been duly authorized by all necessary trust action of the Company and all necessary partnership action of the Operating Partnership and has been executed and delivered by the Company and the Operating Partnership;

                  (xii) Absence of Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed;

                  (xiii) No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                  (xiv) Accuracy of Certain Descriptions. The statements set forth in the Prospectus under the captions "Description of Shares of Beneficial Interest", "Federal Income Tax Considerations", "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accu-rate, complete and fair summaries;

                  (xv) Investment Company Act. Neither the Company nor any of its subsidiaries is subject to registration as an "investment company" under the Investment Company Act;

                  (xvi) Independent Public Accountants. Deloitte & Touche LLP, who have certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

                  (xvii) Financial Statements. The financial statements and the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement. Any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and present fairly the information shown therein; the pro forma adjustments, if any, have been properly applied to the historical amounts in the compilation of such statements, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

                  (xviii) Title to Property. Except as otherwise disclosed in the Prospectus, and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole: (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by such party, in each case free of all liens, encumbrances and defects; (ii) all of the leases under which the

         Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder;
         (vi) to the best of its knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

                  (xix) Environmental Laws. Except as specifically disclosed in the Prospectus, or as is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole:

                           A. each of the Company and its subsidiaries is in
                  compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law relating to damage to property or injury to persons ("Environmental Laws"), each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Prospectus, and neither the Company nor any of its subsidiaries has any basis to believe that any such governmental authorization may be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

                           B. there are no past or present actions, activities,
                  circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

                           C. the Company and its subsidiaries have fully
                  disclosed to the Underwriter and its counsel all studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

                  (xx) No Stabilizing Actions. Neither the Company nor the Operating Partnership has taken, and neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to the Underwriter; Closing.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Securities set forth in Schedule A.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased.

         (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

         (a) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and its counsel, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will inform the Underwriter of its intention to file any amendment to the Registration Statement or any supplement to the Prospectus; will furnish the Underwriter with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the Underwriter or its counsel shall reasonably object (it being understood that the terms "amendment" and "supplement" do not include documents filed by the Company pursuant to the 1934 Act).

         (b) Delivery of Prospectus. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (c) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (d) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (f) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers of the Securities or of units of the Trust the Underwriter may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations.

         (b) Opinions of Counsel for the Company. At Closing Time, the Underwriter shall have received the opinions, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto.

         (c) Opinion of Special Maryland Counsel for the Company. At Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto.

         (d) Opinion of Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, with respect to the matters set forth in clauses (i), (iv), (vi), (vii) and (xii) in the opinion of Sullivan & Cromwell referred to in paragraph (b) above. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chairman, President or Executive Vice President of the Company and of the Executive Vice President, Finance and Administration, or Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officers' knowledge, are pending or are contemplated by the Commission.

         (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (i) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel.

         (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section

4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         (k) Trust Registration Statement. No stop order suspending the effectiveness of the registration statement on Form S-6 (File No. 333-45433) filed by the Trust or any post-effective amendment thereto shall have been issued under the 1933 Act and no order directed at any document incorporated by reference therein shall have been issued under the 1933 Act or proceedings therefor initiated or threatened or, to the knowledge of the Underwriter, contemplated by the Commission.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriter. The Company and the Operating Partnership each agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Operating Partnership, Trustees, Partners and Officers. The Underwriter agrees to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees or partners, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee or partner, as the case may be, of the Company or the Operating Partnership, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person of the Underwriter, or by or on behalf of the Company or the Operating Partnership or any officer or trustee or partner or controlling person of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriter.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to (x) commence or continue the offering of the units of the Trust to the public, or (y) enforce contracts for the sale of units of the Trust, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at North Tower, World Financial Center, New York, New York 10281-1209, attention of Richard Saltzman; and notices to the Company and the Operating Partnership shall be directed to it at Park 80 West, Plaza II, Saddle Brook, NJ 07663, attention of the Executive Vice President, Finance and Administration.

         SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

                                       Very truly yours,

                                       VORNADO REALTY TRUST



                                       By /s/ Joseph Macnow
                                         ---------------------------------------
                                            Title: Executive Vice President,
                                                   Finance and Administration

                                       VORNADO REALTY L.P.
                                       By:  Vornado Realty Trust,
                                            its General Partner


                                       By /s/ Joseph Macnow
                                         ---------------------------------------
                                              Title: Executive Vice President,
                                                     Finance and Administration

 CONFIRMED AND ACCEPTED,
   as of the date first above written.


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED



By /s/ John C. Brady
  -------------------------------------
          Authorized Signatory

                                   SCHEDULE A

                              VORNADO REALTY TRUST

                 1,132,420 Common Shares of Beneficial Interest

     1. The purchase price per share for the Securities to be paid by the Underwriter shall be $38.9067.

     2. The Underwriter intends to deposit the Securities, valued at the last reported sales price, with the trustee of the Trust in exchange for units in the Trust. On April 23, 1998, the last reported sales price of the Common Shares was $41.0625.




                                     Sch A-1

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The Company is a real estate investment trust duly organized and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

         (ii) The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement;

         (iii) The Operating Partnership is a limited partnership duly organized and existing under the laws of the State of Delaware and has the partnership power and authority to own, lease and operate its properties and conduct its business substantially as described in the Prospectus;

         (iv) The issuance and sale of the Securities to the Underwriter pursuant to this Agreement has been duly authorized and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and the resolutions of the Board of Trustees authorizing their issuance, the Securities will be validly issued, fully paid and nonassessable;

         (v) Such counsel does not know of any litigation or governmental proceedings instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed; and such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus that are not so summarized;

         (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership;

         (vii) The Registration Statement has been declared effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the 1933 Act;

         (viii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriter have been obtained or made; provided, however, that for purposes of this paragraph (viii), such counsel need not express any opinion with respect to state securities laws;

         (ix) The execution and delivery by the Company and the Operating Partnership of this Agreement do not, and the issuance of the Securities and the sale of the Securities by the Company to the Underwriter pursuant to this Agreement and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not (A) violate the Company's Amended and Restated Declaration of Trust or Bylaws or the certificate of limited partnership of the Operating Partnership or Vornado Finance L.P., a Delaware limited partnership, (B) violate any court order or administrative decree known to such counsel or any Federal law of the United States or law of the State of New York applicable to the Company or the Operating Partnership, or (C) result in a default under or breach of any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement or as an exhibit to any current document incorporated by reference therein to which the Company or any subsidiary is a party or by which any of them may be bound, or to which any of their property is subject, subject, in the case of clauses (A), (B) and (C) of this paragraph (ix), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that for purposes of this paragraph (ix), such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws;

         (x) Such counsel shall confirm (i) the opinion that, commencing with its taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to satisfy the requirements for qualification and taxation as a REIT and (ii) that the discussion set forth under the caption "Federal Income Tax Considerations" in the Prospectus dated February 11, 1998, as supplemented by the discussion under the caption "Federal Income Tax Considerations" in the Prospectus Supplement dated April 23, 1998, to the extent it describes matters of law or legal conclusions, is correct in all material respects; in providing such opinion, such counsel may rely (i) upon the statements and representations contained in certificates provided by the Company, (ii) without independent investigation, upon statements and representations contained in a certificate provided by Alexander's, Inc., (iii) without investigation, upon an opinion of Shearman & Sterling concerning the qualification of Alexander's as a REIT for federal income tax purposes and
     (iv) upon any other certificates or opinions of counsel as deemed necessary or appropriate in rendering such opinion and subject to an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as deemed relevant and necessary;

         (xi) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940; and

         (xii) On the basis of the information which was reviewed in the course of the performance of the services referred to in their opinion considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the 1933 Act, such counsel are of the opinion that each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the 1933 Act and the 1933 Act Regulations; and that nothing that came to their attention in the course of their review has caused them to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that has come to such counsel's attention in the course of certain procedures (as described in such opinion) has caused such counsel to believe that the Prospectus, as of the date and time of delivery of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those made under the caption "Description of Common Shares of Beneficial Interest" in the Prospectus insofar as they relate to the provisions of documents therein described, and that such counsel need not express any opinion or belief as to the financial statements or schedules or other financial data derived from accounting records contained in the Registration Statement or the Prospectus.

         In giving these opinions, Sullivan & Cromwell may state that they are admitted to the bar of the State of New York and do not express any opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and the Operating Partnership and (2) as to the qualification and good standing of the Company or any of its subsidiaries, upon opinions of counsel in such other jurisdictions and certificates of appropriate government officials.

                                                                       Exhibit B


                               FORM OF OPINION OF
                     SPECIAL MARYLAND COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

         (i) The Company is a real estate investment trust duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

         (ii) The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement;

         (iii) The Amended and Restated Declaration of Trust, as amended, of the Company authorizes the issuance of up to 290,000,000 shares of beneficial interest, consisting of 125,000,000 Common Shares, 20,000,000 preferred shares of beneficial interest, no par value per share, of the Company (including 5,800,000 Series A Convertible Preferred Shares), and 125,000,000 excess shares of beneficial interest, $0.04 par value per share, of the Company ("Excess Shares"); as of April 22, 1998, 82,191,005 Common Shares (excluding Common Shares issuable upon the exercise of outstanding options, the redemption of outstanding units of the Operating Partnership and the conversion of outstanding Series A Convertible Preferred Shares), 5,789,315 Series A Convertible Preferred Shares, and no Excess Shares were issued and outstanding; the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of beneficial interest of the Company was issued in violation of any preemptive rights of any shareholder of the Company arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") or the Declaration of Trust or Bylaws of the Company;

         (iv) The issuance and sale of the Securities to the Underwriter pursuant to this Agreement have been duly authorized, and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and the resolutions of the Board of Trustees and the duly authorized committee thereof authorizing their issuance, the Securities will be validly issued, fully paid and nonassessable;

         (v) The information in the Prospectus under the heading "Description of Shares of Beneficial Interest" in the Prospectus, to the extent that it constitutes matters of Maryland law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

         (vi) The Securities conform in all material respects as to matters of Maryland law to the description thereof contained under the caption "Description of Shares of Beneficial Interest" in the Prospectus and the form of certificate evidencing the Securities is in due and proper form in accordance with Title 8;

         (vii) The issuance of the Securities is not subject to any preemptive or similar rights arising under Title 8, the Declaration of Trust or the Bylaws of the Company;

         (viii) No authorization, approval, consent or order of any court or governmental authority or agency of the State of Maryland is required in connection with the offering, issuance or sale of the Securities to the Underwriter, except such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws or regulations of any state or other jurisdiction;

         (ix) This Agreement has been duly authorized by all necessary trust action of the Company, executed and, so far as is known to us, delivered by the Company; and

         (x) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder will not result in any violation of (A) the provisions of the Amended and Restated Declaration of Trust or Bylaws of the Company or (B) any applicable Maryland law or administrative regulation or, to the best knowledge of such counsel, administrative or court decree of the State of Maryland, except with respect to clause (B), such violations as would not have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, and subject, in the case of clauses (A) and (B), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         In giving these opinions, Ballard Spahr Andrews & Ingersoll, LLP may state that such opinions are limited to the laws of the States of Maryland and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and
     (2) as to the qualification and good standing of the Company or any of its subsidiaries in any other jurisdiction, upon opinions of counsel in such other jurisdictions and certificates of appropriate government officials.


                                       B-2